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                                                                    EXHIBIT 23.1



                      CONSENT OF INDEPENDENT ACCOUNTANTS

To the Shareholders of Key Plastics, Inc.

We consent to the inclusion of this registration statement on Form S-4 of our report dated March 3, 1997, except as to the information presented in paragraph 2 in Note 12, for which the date is March 19, 1997, on our audits of the consolidated financial statements of Key Plastics, Inc. and subsidiaries. We also consent to the references to our firm under the captions "Selected Consolidated Financial Data" and "Experts".


                                                Coopers & Lybrand


Detroit, Michigan

July 2, 1997